Exhibit 99.1

McEwen Mining Announces

Updated El Gallo 2 Resource Estimate

TORONTO, ONTARIO - (August 7, 2013) - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to announce an updated Canadian National Instrument 43-101 resource estimate for the El Gallo 2 project in Sinaloa State, Mexico. The main objective of the Company’s drilling during the past year was to convert Inferred Resources to the Measured and Indicated categories.  This was done in order to begin work on an updated El Gallo 2 reserve estimate and mine plan. McEwen Mining’s drilling has been successful at upgrading a large portion of the previously classified Inferred Resource.

El Gallo 2 Resource Highlights

•                  Measured and Indicated silver and gold resources grew by 20% and 215% respectively, to 63.9 million ounces silver and 201,750 ounces gold (34.3 million tonnes at 58.0 gpt silver and 0.18 gpt gold). Measured and Indicated Resources on a gold equivalent* (AuEqv) basis totaled 1.4 million ounces (34.3 million tonnes at 1.30 gpt AuEqv). The average gold equivalent grade decreased by 8%.

•                  Measured and Indicated resources for El Gallo 1 and 2 on a gold equivalent basis now total 2.1 million ounces (48.2 million tonnes at 1.37 gpt AuEqv).

•                  The Inferred Resource equals 14.5 million ounces silver and 66,550 ounces gold (8.5 million tonnes at 52.7 gpt silver and 0.24 gpt gold). Inferred Resources on a gold equivalent basis equal 345,042 ounces (8.6 million tonnes at 1.26 gpt AuEqv).

* Gold equivalent calculated by converting silver into gold using a 52:1 exchange ratio. This ratio was established on January 30, 2013 and was used to budget the company’s 2013 gold equivalent production. The silver/gold ratio does not take into account metallurgical recoveries.

El Gallo 2 Resource Estimate

El Gallo 2 is comprised of several mineral deposits (Chapotillo, CSX, El Gallo, Haciendita, Las Milpas, Los Mautos, Mina Grande, Palmarito and San Jose Del Alamo) that are located outside of the El Gallo 1 mine. For locations of the mineral deposits see Figure 1. In 2012, McEwen Mining published a NI 43-101 compliant Feasibility Study that envisioned processing the previous reserves through a conventional mill (El Gallo 1 mine is a heap leach operation). The estimated annual production was to be 5.2 million ounces silver and 6,100 ounces gold (105,000 gold equivalent ounces) over a 6-year mine life. The Feasibility Study is no longer current under NI 43-101, as the new Technical Report supersedes it. The Technical Report will be filed on SEDAR in order to support the updated mineral resource.

Block models for the main El Gallo and Palmarito deposits are relatively unchanged since the last resource update in June 2012. Cut-off grades at El Gallo have been increased to 14 gpt silver from 12 gpt silver and Palmarito increased to 33 gpt silver equivalent from 30 gpt silver equivalent. Changes to the cut-off grades were based on lower precious metal price assumptions of $23.50 silver/$1,425 gold versus $28.50 silver/$1,500 gold. These price assumptions and updated metallurgical recovery data slightly reduced the respective resources. Resource classification was modified for the El Gallo deposit, which resulted in a small portion of the Inferred Resource being upgraded. Also, the resource for Palmarito has been changed to include both open pit and underground resources. Previously all resources at Palmarito were stated solely as open pit. This change represents less ounces but at a higher silver grade for the deeper portions of the deposit.

Since the last El Gallo 2 resource was published in June 2012, infill and exploration drilling has been completed on several of the other resource areas (Chapotillo, CSX, Haciendita, Mina Grande, and San Jose Del Alamo). These areas were previously classified as Inferred and excluded from the Feasibility Study. Today, the majority of these Inferred Resources has been converted to the Measured and Indicated categories and will be studied as part of an updated reserve estimate and mine plan for the project. No infill drilling was completed on Los Mautos nor Las Milpas due to timing restraints and thus they remain in the inferred category.

The San Dimas deposit has been removed from the El Gallo 2 resource estimate because additional metallurgical testing has shown that San Dimas can be processed at the El Gallo 1 mine. Thus the San Dimas resource is now included in the El Gallo 1 resource estimate, which was published on July 17, 2013.

Future Work

In order to upgrade the newly classified Measured and Indicated Resources to Proven and/or Probable Reserves, the Company will need to complete a slope stability analysis for the planned open pits and conduct additional test work in order to better estimate silver and gold recoveries. This work is not expected to start until the Company makes a final determination on the El Gallo 2 process method. Tests are currently being completed to see if the majority of the mineralization could be heap leached in order to reduce capital costs.

A comparison between the new and previously reported resource estimates for the El Gallo 2 areas are shown in Table 1. A breakdown of the new resource estimate by area is shown in Table 2.

Table 1: El Gallo 2 Mine Resource Estimate Comparison

El Gallo II

Summary of July 2013 Resource Estimate

	Tonnes	Silver Grade	Silver	Gold Grade	Gold
	(‘000)	(gpt)	(oz)	(gpt)	(oz)
Measured	25,002	66.90	53,778,258	0.10	78,689
Indicated	9,263	33.92	10,102,713	0.41	123,058
Measured + Indicated	34,265	57.99	63,880,971	0.18	201,748
Inferred	8,544	52.72	14,481,713	0.24	66,547

El Gallo II

Summary of September 2012 Resource Estimate

	Tonnes	Silver Grade	Silver	Gold Grade	Gold
	(‘000)	(gpt)	(oz)	(gpt)	(oz)
Measured	21,350	71.06	48,775,687	0.09	59,664
Indicated	2,630	51.25	4,333,215	0.05	4,378
Measured + Indicated	23,980	68.89	53,108,902	0.08	64,042
Inferred	26,578	35.56	30,385,468	0.29	243,589

Table 2:  El Gallo 2 Mine Resource Estimate Summary by Zone

			Silver Grade	Silver	Gold Grade	Gold
Zone Name		Tonnes	(gpt)	(oz)	(gpt)	(oz)
El Gallo Deposit - Mill
(COG 28 gpt Ag)	Measured	12,077,416	84.05	32,635,266	0.07	25,733
	Indicated	1,652,874	62.02	3,295,786	0.04	2,095
	M&I	13,730,289	81.40	35,931,052	0.06	27,828
	Inferred	247,359	67.66	538,070	0.01	88
El Gallo Deposit - Heap Leach
(COG 14 gpt Ag)	Measured	7,346,788	20.04	4,734,351	0.02	4,768
	Indicated	3,001,633	19.41	1,873,112	0.02	2,014
	M&I	10,348,421	19.86	6,607,464	0.02	6,783
	Inferred	746,073	18.79	450,676	0.01	153
Palmarito Mine above 250m
(COG 33 gpt Ag_EQ)	Measured	4,672,380	91.08	13,681,948	0.22	32,750
	Indicated	386,678	50.20	624,059	0.11	1,339
	M&I	5,059,058	87.95	14,306,007	0.21	34,089
	Inferred	4,735,268	58.82	8,954,457	0.16	24,463
Palmarito Mine below 250m
(COG 90 gpt Ag_EQ)	Measured	39,754	141.15	180,403	0.39	494
	Indicated	41,595	96.05	128,451	0.80	1,076
	M&I	81,349	118.09	308,854	0.60	1,570
	Inferred	336,225	82.61	893,028	0.70	7,575
Palamarito Tailings
(COG 45 gpt Ag_EQ)	Measured	147,980	161.60	768,855	0.14	643
	Indicated	—	0.00	—	0.00	—
	M&I	147,980	161.60	768,855	0.14	643
	Inferred	—	0.00	—	0.00	—
Palmarito Dumps
(COG 28 gpt Ag_EQ)	Measured	177,400	176.51	1,006,757	0.29	1,636
	Indicated	68,100	154.35	337,936	0.24	536
	M&I	245,500	170.37	1,344,693	0.28	2,172
	Inferred	—	0.00	—	0.00	—
Chapotillo
(COG 0.44 gpt Au_EQ)	Measured	427,224	47.56	653,293	0.63	8,616
	Indicated	412,550	40.32	534,791	0.57	7,612
	M&I	839,774	44.00	1,188,084	0.60	16,228
	Inferred	126,096	22.36	90,638	0.42	1,715
Haciendita
(COG 0.43 gpt Au_EQ)	Measured	38,475	29.92	37,016	0.91	1,128
	Indicated	994,426	29.14	931,632	0.85	27,165
	M&I	1,032,902	29.17	968,647	0.85	28,294
	Inferred	61,414	25.48	50,306	0.72	1,416
Mina Grande
(COG 0.50 gpt Au_EQ)	Measured	31,926	14.42	14,799	2.00	2,052
	Indicated	2,052,357	19.41	1,280,594	0.98	64,695
	M&I	2,084,283	19.33	1,295,393	1.00	66,747
	Inferred	696,864	19.28	432,036	0.89	19,885
Mina Grande Tailings
(COG 0.50 gpt Au_EQ)	Measured	37,829	52.63	64,004	0.49	594
	Indicated	—	0.00	—	0.00	—
	M&I	37,828	52.63	64,003	0.49	594
	Inferred	—	0.00	—	0.00	—
Los Mautos
(COG 29 gpt Ag_EQ)	Measured	—	0.00	—	0.00	—
	Indicated	—	0.00	—	0.00	—
	M&I	—	0.00	—	0.00	—
	Inferred	714,818	49.76	1,143,645	0.14	3,106
San Jose del Alamo - Heap Leach
(COG 0.20 gpt Au_EQ)	Measured	4,989	9.77	1,567	1.71	275
	Indicated	264,471	9.11	77,456	1.81	15,422
	M&I	269,460	9.12	79,023	1.81	15,697
	Inferred	148,914	7.07	33,861	1.32	6,302
Las Milpas
(COG 29 gpt Ag_EQ)	Measured	—	0.00	—	0.00	—
	Indicated	—	0.00	—	0.00	—
	M&I	—	0.00	—	0.00	—
	Inferred	540,905	48.97	851,629	0.08	1,449
Carrisalejo
(COG 29 gpt Ag_EQ)	Measured	—	0.00	—	0.00	—
	Indicated	388,254	81.63	1,018,896	0.09	1,103
	M&I	388,254	81.63	1,018,896	0.09	1,103
	Inferred	190,164	170.65	1,043,366	0.06	394

Details on the parameters of the El Gallo 2 resource estimates are as follows:

•             The resource estimation was based on data from 1,217 holes comprising a total of 163,688 meters of drilling completed by the end of June 2013.

•             There were a total of 116,235 samples assayed. The samples were assayed by ALS Laboratory Group for gold, silver and 32 other elements. Gold was assayed by fire assay with atomic absorption finish and silver was assayed with 4-acid digestion with ICP determination; over-limit intervals were analyzed by fire assay with gravimetric finish.

•             Both Inverse Distance and Ordinary Kriging were used to calculate the resource estimates.

•             All Mineral Resources were estimated by McEwen Mining using the CIM (Canadian Institute of Mining) Standards on Mineral Resources and Reserves, Definitions and Guidelines prepared by the CIM Standing Committee on Reserve Definitions.

•             Mineral resources, which are not mineral reserves, do not have demonstrated economic viability.

•             The quantity and grade of reported Inferred resources are uncertain in nature and there has been insufficient exploration to classify these Inferred resources as Indicated or Measured, and it is uncertain if further exploration will result in upgrading them to a Measured or Indicated category.

In order to identify the quantity of metal with a reasonable “prospect of economic extraction” a probable internal cut—off grade was used. These internal cut-off grades were calculated using the following parameters:

•             Due to the recent gold price volatility McEwen Mining used a 90-day trailing average which equaled US$1,425/oz. gold and US$23.50/oz. silver.

•             Mining costs for mineralized material and waste were estimated at $1.65 per tonne. Costs are based on actual mining costs at the El Gallo 1 mine, located within the El Gallo Complex.

•             Milling costs were estimated at $18.50 per tonne. Costs are based on the previously filed El Gallo Complex Phase 2 Project, NI 43-101 Technical Report Feasibility Study (September 2012).

•             Heap leaching costs were estimated at $6.50 per tonne. Costs are based on actual processing costs at the El Gallo 1 mine, located within the El Gallo Complex.

•             Open pit resources were deemed to be from surface to a maximum depth of 250 meters. Everything below this depth, which was only applicable at Palmarito, was deemed to be underground.

•             Gold and silver recoveries, density values and grade capping are shown in the Table 3 below. Recoveries and density values were determined based on lab test work. Capping was determined based on geo-statistical analysis.

Table 3: El Gallo 2 Mill & Heap Leach Recoveries, Densities and Capping Grades by Zone

	Silver Recovery	Gold Recovery	Density	Silver Capping	Gold Capping
Resource Area	(%)	(%)	(t/m3)	(gpt)	(gpt)
El Gallo Deposit - Mill*	87.6	79.2	2.50	—	—
El Gallo Deposit - Heap Leach	60.0	60.0	2.50	—	—
Palmarito In Situ	73.6	88.4	2.58	—	—
Palmarito Tailings	54.2	63.9	1.51	—	—
Palmarito Dumps	88.8	82.4	2.00	—	—
Chapotillo	88.0	91.1	2.49	350	3.5
Haciendita	81.4	95.0	2.60	100/200	—
Mina Grande	61.8	80.5	2.60	70/200/-	7/7.7/20
Mina Grande Tailings	72.6	80.1	1.47	—	—
Los Mautos	85.0	75.0	2.47	—	—
San Jose del Alamo**	35.0	70.0	2.50	50	10
Las Milpas	85.0	75.0	2.51	—	—
CSX	85.0	75.0	2.36	2300	—

*El Gallo Deposit search radius was reduced to an average 19 meter influence for composites greater than three standard deviations above the mean.  This method was employed versus grade capping.

**San Jose del Alamo used heap leaching to establish recoveries

About McEwen Mining (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for inclusion in the S&P 500 by creating a profitable, mid-tier gold/silver producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest); the El Gallo 1 mine and El Gallo 2 project in Sinaloa, Mexico; the Gold Bar project in Nevada, US and the Los Azules Copper project in San Juan, Argentina.

McEwen Mining has 297 million shares issued and outstanding. Rob McEwen, Chairman, President and Chief Owner, owns 25% of the shares of the Company. As of August 7, 2013, McEwen Mining had cash and liquid assets of approximately US$40 million and is debt free.

TECHNICAL INFORMATION:

This news release has been reviewed and approved by Luke Willis, P.Geo, McEwen Mining’s Director, Resource Modeling and a Qualified Person in accordance with Canadian Securities Administrators National Instruments 43-101 “Standards of Disclosure for Mineral Projects” (“NI 43-101”). Resources for the El Gallo 2 project were prepared by Luke Willis and John Read CPG, Senior Geological Consultant to McEwen Mining. Mr. Willis and Mr. Read are not considered independent of the Company.

John Read has visited the project on numerous occasions and most recently during June 2013. Luke Willis last visited the project during January 2013. Both Mr. Read and Mr. Willis have reviewed the resource model, the drill hole database and QA/QC for verification of silver and gold grades. Site visits data review and QA/QC revealed no issues of concern regarding the resource estimate. For further general information about the El Gallo complex, please see “El Gallo Complex Phase 2 Project, NI 43-101 Technical Report Feasibility Study, Mocorito Municipality, Sinaloa, Mexico” with an effective date of September 10, 2012. The report was prepared by Stanley Timler, P.E., John Read , C.P.G., Michael Hester , FAusIMM, Dawn Garcia , P.G., C.P.G., Richard Kehmeier C.P.G ., Brian Hartman , P.Geo, Aaron McMahon , P.G. all of whom, but John Read , are considered independent of the Company as defined in Section 1.5 of NI 43-101. The foregoing is available under the corporation’s profile on SEDAR (www.sedar.com). The Corporation will be filing an updated NI 43-101 technical report incorporating the above resource update and it will be filed on SEDAR within 45 days.

CAUTIONARY NOTE TO US INVESTORS

McEwen Mining prepares its resource estimates in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 (NI 43-101). These standards are different from the standards generally permitted in reports filed with the SEC. Under NI 43-101, McEwen Mining reports Measured, Indicated and Inferred resources, measurements which are generally not permitted in filings made with the SEC. The estimation of Measured resources and Indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. U.S. investors are cautioned not to assume that any part of Measured or Indicated resources will ever be converted into economically mineable reserves. The estimation of Inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Sheena Scotland	Mailing Address
Investor Relations	181 Bay Street Suite 4750
Tel: (647) 258-0395 ext 410	Toronto, ON M5J 2T3
Toll Free: (866) 441-0690	PO box 792
Fax: (647) 258-0408
E-mail: info@mcewenmining.com
Facebook: facebook.com/mcewenrob
Twitter: twitter.com/mcewenmining

McEwen Mining Location of Resources and Areas of Discovery

Figure 1
Aug 2013

Approximate Size of Mineral Lease (Claims)
+500,000 acres
Area Shown
Mexico
Legend
El Gallo Complex Claim
Gold Veins
Silver Veins
Process Facility
Excluded From Resource
Mina Grande
Los Mautos
Chapotillo
Haciendita
San Jose Del Alamo
CSX
New Twin Domes Discovery
El Gallo
Las Milpas
Palmarito
El Gallo I Mine
San Dimas
N
0 3 6
Miles
0 5 10
Km